                                                                     EXHIBIT 2.1

                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER


                                      AMONG

                          BLUE DOLPHIN ENERGY COMPANY,


                              BDCO MERGER SUB, INC.


                                       AND


                        AMERICAN RESOURCES OFFSHORE, INC.


                          DATED AS OF DECEMBER 19, 2001

                               TABLE OF CONTENTS(1)

                                                                                                               PAGE
                                                                                                               ----

ARTICLE 1

         THE MERGER...............................................................................................1
         1.1        The Merger....................................................................................1
         1.2        Closing.......................................................................................2
         1.3        Effective Time................................................................................2
         1.4        Effects of the Merger.........................................................................2
         1.5        Certificate of Incorporation..................................................................2
         1.6        Bylaws........................................................................................2
         1.7        Directors and Officers of the Surviving Corporation...........................................2
         1.8        Conversion of Capital Stock...................................................................2
                    (a)    Cancellation of Capital Stock..........................................................2
                    (b)    Conversion of Common Stock.............................................................3
                    (c)    Conversion of Preferred Stock..........................................................3
                    (d)    Conversion of Merger Sub Common Stock..................................................4
                    (e)    Stock Rights...........................................................................4
         1.9        Surrender and Payment.........................................................................4
         1.10       Share Elections.  ............................................................................5
         1.11       Proration.....................................................................................7
         1.12       Dissenters' Rights............................................................................7
         1.13       Stock Transfer Books..........................................................................8
         1.14       Fractional Shares.............................................................................8
         1.15       Further Assurances............................................................................8

ARTICLE 2

         REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF ARO........................................................8
         2.1        Organization and Standing.....................................................................8
         2.2        Authorization; Validity of Agreement; Company Action..........................................9
         2.3        Capitalization................................................................................9
         2.4        Board Approval...............................................................................10
         2.5        Registration Statement, Proxy Statement/Prospectus...........................................10
         2.6        SEC Reports and Financial Statements.........................................................10
         2.7        No Violation of Agreements or Governing Documents............................................11
         2.8        Litigation...................................................................................12
         2.9        Investigations...............................................................................12
         2.10       Brokers......................................................................................12
         2.11       Vote Required................................................................................12
         2.12       Untrue Statements............................................................................12



--------
     (1) This Table of Contents is not part of the Agreement and Plan of Reorganization to which it refers.

                                                                                                               PAGE
                                                                                                               ----
ARTICLE 3

         REPRESENTATIONS AND WARRANTIES OF BDCO..................................................................12
         3.1        Organization and Standing....................................................................12
         3.2        Authorization; Validity of Agreement; Company Action.........................................13
         3.3        Capitalization...............................................................................13
         3.4        Registration Statement, Proxy Statement/Prospectus...........................................13
         3.5        SEC Reports and Financial Statements.........................................................14
         3.6        No Violation of Agreements or Governing Documents............................................14
         3.7        Litigation...................................................................................14
         3.8        Investigations...............................................................................14
         3.9        Undisclosed Liabilities......................................................................15
         3.10       Brokers......................................................................................15
         3.11       Untrue Statements............................................................................15
         3.12       Merger Sub...................................................................................15

ARTICLE 4

         COVENANTS AND ADDITIONAL AGREEMENTS.....................................................................15
         4.1        Conduct of Business by ARO...................................................................15
         4.2        Conduct of Business by BDCO..................................................................15
         4.3        Obligations of Merger Sub....................................................................16
         4.4        Additional Agreements Regarding Registration Statement, Proxy
                    Statement/Prospectus.........................................................................16
         4.5        Meeting of the ARO Stockholders..............................................................17
         4.6        Public Disclosure............................................................................18
         4.7        NASDAQ Small Cap Market Listing..............................................................18
         4.8        Indemnification..............................................................................18

ARTICLE 5

         CONDITIONS PRECEDENT TO OBLIGATIONS OF BDCO AND ARO.....................................................19
         5.1        Conditions to the Obligations of Each Party..................................................19
         5.2        Conditions to the Obligations of ARO.........................................................20
         5.3        Conditions to the Obligations of BDCO and Merger Sub.........................................20

                                                                                                               PAGE
                                                                                                               ----
ARTICLE 6

         TERMINATION, AMENDMENT AND WAIVER.......................................................................21
         6.1        Termination..................................................................................21
         6.2        Effect of Termination........................................................................22
         6.3        Amendment....................................................................................22
         6.4        Extension; Waiver............................................................................22
         6.5        Procedure for Termination, Amendment, Extension or Waiver....................................22
         6.6        Fees and Expenses............................................................................22

ARTICLE 7

         MISCELLANEOUS...........................................................................................22
         7.1        Survival of Representations and Warranties...................................................22
         7.2        Notices......................................................................................22
         7.3        Interpretation...............................................................................23
         7.4        Time of Essence..............................................................................24
         7.5        Headings and Captions........................................................................24
         7.6        Entire Agreement.............................................................................24
         7.7        Successors and Assigns.......................................................................24
         7.8        Gender, and Certain References...............................................................24
         7.9        Applicable Law and Venue.....................................................................24
         7.10       Severability.................................................................................25
         7.11       Rights of Parties............................................................................25

ARTICLE 8

         DEFINITIONS.............................................................................................25
         8.1        2000 Form 10-K...............................................................................25
         8.2        Affiliate....................................................................................25
         8.3        Aggregate Common Transaction Value...........................................................25
         8.4        Agreement....................................................................................25
         8.5        ARO..........................................................................................25
         8.6        ARO SEC Documents............................................................................25
         8.7        ARO Stockholders' Meeting....................................................................25
         8.8        BDCO.........................................................................................25
         8.9        BDCO 2000 Form 10-K..........................................................................26
         8.10       BDCO Common Stock............................................................................26
         8.11       BDCO Financial Statements....................................................................26
         8.12       BDCO Form 10-Qs..............................................................................26

                                                                                                               PAGE
                                                                                                               ----
         8.13       BDCO Preferred Stock.........................................................................26
         8.14       BDCO SEC Documents...........................................................................26
         8.15       BDEX.........................................................................................26
         8.16       Cash Consideration...........................................................................26
         8.17       Cash Election................................................................................26
         8.18       Certificates.................................................................................26
         8.19       Closing......................................................................................26
         8.20       Closing Date.................................................................................26
         8.21       Common Cash Cap..............................................................................26
         8.22       Common Cap Fraction..........................................................................26
         8.23       Common Cash Consideration....................................................................26
         8.24       Common Cash Election.........................................................................26
         8.25       Common Share Election........................................................................26
         8.26       Common Stock.................................................................................26
         8.27       Common Stock Consideration...................................................................26
         8.28       Common Stock Merger Consideration............................................................26
         8.29       Common Stock Number..........................................................................27
         8.30       DGCL.........................................................................................27
         8.31       Dissenting Shares............................................................................27
         8.32       Dissenting Stockholders......................................................................27
         8.33       Effective Time...............................................................................27
         8.34       Election Date................................................................................27
         8.35       Encumbrance..................................................................................27
         8.36       Exchange Act.................................................................................27
         8.37       Exchange Agent...............................................................................27
         8.38       Financial Statements.........................................................................27
         8.39       Form 10-Qs...................................................................................27
         8.40       Form of Election.............................................................................27
         8.41       GAAP.........................................................................................27
         8.42       Governmental Authority.......................................................................27
         8.43       Indemnified Parties..........................................................................27
         8.44       Material Adverse Effect......................................................................27
         8.45       Merger.......................................................................................28
         8.46       Merger Consideration.........................................................................28
         8.47       Merger Sub...................................................................................28
         8.48       Person.......................................................................................28
         8.49       Preferred Cash Consideration.................................................................28
         8.50       Preferred Cash Election......................................................................28
         8.51       Preferred Share Election.....................................................................28
         8.52       Preferred Stock..............................................................................28

                                                                                                               PAGE
                                                                                                               ----
         8.53       Preferred Stock Consideration................................................................28
         8.54       Preferred Stock Merger Consideration.........................................................28
         8.55       Proxy Statement..............................................................................28
         8.56       Registration Statement.......................................................................28
         8.57       Requested Common Cash Amount.................................................................28
         8.58       SEC..........................................................................................28
         8.59       Securities Act...............................................................................28
         8.60       Share Election...............................................................................28
         8.61       Special Committee............................................................................28
         8.62       Stock Consideration..........................................................................28
         8.63       Surviving Corporation........................................................................28
         8.64       Surviving Corporation Common Stock...........................................................29

EXHIBIT A           Certificate of Incorporation of Merger Sub
EXHIBIT B           Bylaws of Merger Sub

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER


         AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of December 19, 2001 ("Agreement"), by and among Blue Dolphin Energy Company, a Delaware corporation ("BDCO"), BDCO Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of BDCO ("Merger Sub"), and American Resources Offshore, Inc., a Delaware corporation ("ARO").

                              W I T N E S S E T H:

         WHEREAS, the parties hereto desire to cause Merger Sub to merge with and into ARO (the "Merger") on the terms and subject to the conditions herein set forth and in accordance with the Delaware General Corporation Law (the "DGCL");

         WHEREAS, a special committee (the "Special Committee") of the Board of Directors of ARO deems that the Merger and this Agreement are fair to and in the best interests of stockholders of ARO (other than BDCO and its affiliates) and has recommended approval of this Agreement by the Board of Directors of ARO;

         WHEREAS, the Board of Directors of ARO deems that the Merger is advisable and in the best interest of the stockholders and has approved and adopted this Agreement and the transactions contemplated hereby and recommended approval and adoption of this Agreement by the stockholders of ARO;

         WHEREAS, the Board of Directors of each of BDCO and Merger Sub deem that the Merger is advisable and in the best interest of their respective stockholders and have approved and adopted this Agreement and the transactions contemplated hereby; and

         WHEREAS, this Agreement and the transactions contemplated hereby have been approved by the sole stockholder of Merger Sub by written consent of its sole stockholder, BDCO.

         NOW, THEREFORE, in consideration of the premises and of the representations, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   THE MERGER

         1.1 The Merger. Upon the terms and subject to conditions of this Agreement, at the Effective Time (as defined in Section 1.3) Merger Sub shall be merged with and into ARO in accordance with DGCL, whereupon the separate existence of Merger Sub shall cease, and ARO shall be the surviving corporation in the merger (the "Surviving Corporation").

         1.2 Closing. Upon the terms and subject to the conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of Porter & Hedges, L.L.P., 700 Louisiana Street, Suite 3500, Houston, Texas 77002 on a date to be specified by the parties (the "Closing Date") which shall be no later than the fifth business day after satisfaction or waiver of the conditions set forth in Article 5, unless another time, date or place is agreed to in writing by the parties hereto.

         1.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall (i) file a certificate of merger with the Secretary of State of the State of Delaware and
(ii) make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such other time as is specified in the certificate of merger (the "Effective Time").

         1.4 Effects of the Merger. The Merger shall have the effects set forth in the DGCL. From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of Merger Sub and ARO, and all debts and liabilities of Merger Sub and ARO shall become the debts and liabilities of the Surviving Corporation, all as provided under the DGCL.

         1.5 Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of Merger Sub, attached hereto as EXHIBIT A, shall become the Certificate of Incorporation of the Surviving Corporation until the same shall be altered or amended in accordance with applicable law.

         1.6 Bylaws. At the Effective Time, the Bylaws of Merger Sub, attached hereto as EXHIBIT B, shall become the Bylaws of the Surviving Corporation until the same shall be altered, amended, or repealed, or until new bylaws shall be adopted in accordance with applicable law or the Certificate of Incorporation.

         1.7 Directors and Officers of the Surviving Corporation. From and after the Effective Time, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified in accordance with applicable law, as the case may be, (a) the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation, and (b) the officers of ARO at the Effective Time shall be the officers of the Surviving Corporation.

         1.8      Conversion of Capital Stock.  At the Effective Time:

                  (a) Cancellation of Capital Stock. Immediately prior to the Effective Time, (i) all shares of capital stock of ARO held in treasury by ARO or any subsidiary of ARO and (ii) any shares of common stock, par value $0.00001 per share (the "Common Stock"), of ARO and Series 1993 Preferred Stock, par value $12.00 per share (the "Preferred Stock"), of ARO owned by BDCO or any subsidiary of BDCO, including the shares of Common Stock owned by Blue Dolphin Exploration Company, a wholly owned subsidiary of BDCO ("BDEX"), shall be cancelled and retired and shall cease to exist from the Effective Time and no consideration shall be paid with respect thereto.

                  (b) Conversion of Common Stock. At the Effective Time, each issued and outstanding share of Common Stock, other than Dissenting Shares (as defined in Section 1.12) that are owned by Dissenting Stockholders (as defined in Section 1.12) that have properly exercised appraisal rights pursuant to Section 262 of the DGCL and shares to be cancelled in accordance with Section 1.8(a), shall be converted into the right to receive, at the election of the holder thereof, one of the following (as adjusted pursuant to Section 1.11, the "Common Stock Merger Consideration"):

                           (i) for each such share of Common Stock with respect to which an election to receive shares of BDCO common stock, par value $0.01 per share (the "BDCO Common Stock"), has been effectively made, and not revoked or lost, pursuant to Section 1.10 (a "Common Share Election") and for each share with respect to which a Common Share Election is deemed to have been made pursuant to Section 1.10, the right to receive .0276 of a share of BDCO Common Stock (the "Common Stock Consideration"); and

                           (ii) for each such share of Common Stock with respect to which an election to receive Cash has been effectively made, and not revoked or lost, pursuant to Section 1.10 (a "Common Cash Election"), the right to receive $.06 in cash, without interest, (the "Common Cash Consideration").

         All such shares of Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration (as defined in Section 1.9(a)) upon surrender of such certificate in accordance with Section 1.9.

                  (c) Conversion of Preferred Stock. At the Effective Time, each issued and outstanding share of Preferred Stock, other than Dissenting Shares that are owned by Dissenting Stockholders that have properly exercised appraisal rights pursuant to Section 262 of the DGCL and shares to be cancelled in accordance with Section 1.8(a), shall be converted into the right to receive, at the election of the holder thereof, one of the following (the "Preferred Stock Merger Consideration"):

                           (i) for each share of Preferred Stock with respect to which an election to receive shares of BDCO Common Stock has been effectively made, and not revoked or lost, pursuant to Section 1.10 (a "Preferred Share Election", and together with the Common Share Election, a "Share Election"), and for each share with respect to which a Preferred Share

                                    Election is deemed to have been made
                                    pursuant to Section 1.10, the right to
                                    receive .0301 of a share of BDCO Common
                                    Stock (the "Preferred Stock Consideration", and together with the Common Stock Consideration, the "Stock Consideration"); and

                           (ii) for each such share of Preferred Stock with respect to which an election to receive cash has been effectively made, and not revoked or lost, pursuant to Section 1.10 (a "Preferred Cash Election" and together with a Common Cash Election, a "Cash Election") the right to receive $.07 in cash, without interest, (the "Preferred Cash Consideration" and together with the Common Cash Consideration, the "Cash
                                    Consideration").

         All such shares of Preferred Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Preferred Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificate in accordance with Section 1.9.

                  (d) Conversion of Merger Sub Common Stock. At the Effective Time, each issued and outstanding share of common stock, par value $.01 per share, of Merger Sub shall be converted into one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock").

                  (e) Stock Rights. ARO agrees that prior to the Effective Time it will cause any and all options, warrants, convertible securities (or other securities or rights issued by ARO, which entitle the holder to acquire Common Stock, Preferred Stock, other securities or assets from
         ARO), other than the Preferred Stock, to be (i) canceled without cost to ARO, or (ii) exercised or converted into Common Stock.

         1.9      Surrender and Payment of Certificates.

                  (a) Exchange Agent. Prior to the Effective Time, BDCO shall appoint Securities Transfer Corporation (or such other person or entity as BDCO may designate) to act as Exchange Agent (the "Exchange Agent"). As soon as practicable after the Effective Time, BDCO shall deposit with the Exchange Agent an amount of cash, certificates representing shares of BDCO Common Stock and cash in lieu of fractional shares, if any, as provided below, (the Cash Consideration and Stock Consideration together with any cash necessary to make payments in lieu of fractional shares, the "Merger Consideration") to be issued in exchange for the issued and outstanding shares of Common Stock and Preferred Stock. Promptly after the Effective Time, the Exchange Agent will send, to each holder of record, as of the Effective Time, of a certificate or certificates which at the Effective Time represented shares of Common Stock and

         Preferred Stock (the "Certificates") (i) a letter of transmittal (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent and which shall be in customary form and have such provisions as BDCO may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for the Merger Consideration.

                  (b) Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a duly completed and validly executed letter of transmittal and such other documents as the Exchange Agent and BDCO shall reasonably require, the holder of such Certificates will be entitled to receive the Merger Consideration payable in respect of each such Certificate. Until so surrendered, each such Certificate shall, after the Effective Time, represent for all purposes, only the right to receive the Merger Consideration.

                  (c) If any portion of the Merger Consideration is to be paid to a Person (as defined in Section 7.3) other than the registered holder of the Common Stock or Preferred Stock represented by the Certificates surrendered in exchange therefor, it shall be a condition to such payment that the Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificates or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                  (d) Termination of Payment Fund. Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 1.9(a) that remains unclaimed by holders of Common Stock and Preferred Stock six months after the Effective Time shall be promptly returned to the Surviving Corporation, upon demand, and any such holder who has not exchanged his Certificates for the Merger Consideration in accordance with this Section prior to that time shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration.

                  (e) No Liability. Notwithstanding the foregoing, the Surviving Corporation shall not be liable to any holder of Common Stock or Preferred Stock for any amount paid to a public official pursuant to any applicable abandoned property law. Any amounts remaining unclaimed by holders of Common Stock or Preferred Stock two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

         1.10     Share Elections.

                  (a) Each person who, on or prior to the Election Date (as hereinafter defined), is a record holder of shares of Common Stock or Preferred Stock shall be entitled, with respect to all or any portion of such shares, to make a Cash Election, subject to adjustment pursuant to Section 1.11, or an unconditional Share Election, in each case specifying that number of shares of Common Stock or Preferred Stock such holder desires to have converted into the Share Consideration and that number of shares of Common Stock or Preferred Stock such holder desires to have converted into the Cash Consideration, as applicable, on or prior to such Election Date, on the basis hereinafter set forth.

                  (b) BDCO shall prepare a form of election, which form shall be subject to the reasonable approval of ARO (the "Form of Election") and shall be mailed with the Proxy Statement (as defined in Section 4.4(a)) to the record holders of Common Stock and Preferred Stock as of the record date for the ARO Stockholders' Meeting (as defined in Section 4.5), which Form of Election shall be used by each record holder of shares of Common Stock and Preferred Stock who wishes to elect to receive the Share Consideration or the Cash Consideration as applicable, for any or all shares of Common Stock and Preferred Stock held by such holder. ARO shall use all reasonable efforts to make the Form of Election and the Proxy Statement available to all persons who become record holders of Common Stock and Preferred Stock during that period between such record date and the Election Date. Any such holder's (and such authorized representative's) election to receive the Share Consideration or the Cash Consideration, as applicable, shall have been properly made only if the Exchange Agent shall have received a Form of Election, properly completed and signed, at its designated office, by 5:00 p.m., Central Standard Time, on the business day immediately preceding the date of the ARO Stockholders' Meeting (the "Election Date").

                  (c) Any Form of Election may be revoked, by the stockholder who submitted such Form of election to the Exchange Agent, only by written notice received by the Exchange Agent (i) prior to 5:00 p.m., Central Standard Time, on the Election Date or (ii) after such time, if (and only to the extent that) the Exchange Agent is legally required to permit revocations and only if the Effective Time shall not have occurred prior to such date. In addition, all Forms of Election shall automatically be revoked if the Exchange Agent is notified in writing by BDCO and ARO that the Merger has been abandoned. If a Form of Election is revoked, the Certificate or Certificates (or guarantees of delivery, as appropriate) for the shares of Common Stock or Preferred Stock, to which such Form of Election is relates shall be promptly returned to the stockholder that submitted the same to the Exchange Agent.

                  (d) The determination of the Exchange Agent in its sole discretion shall be binding as to whether or not elections to receive the Stock Consideration or the Cash Consideration have been properly made or revoked pursuant to this Section 1.10 with respect to shares of Common Stock or Preferred Stock and when elections and revocations were received by it. If no Form of Election is received with respect to shares of Common Stock or Preferred Stock, or if the Exchange Agent determines that any election to receive the Merger Consideration was not properly made with respect to shares of Common Stock or Preferred Stock, the holder of such shares shall be treated by the Exchange Agent as having submitted a Share Election with respect to 100% of the shares held by such holder. The Exchange Agent shall also make all computations as to the proration contemplated by Section 1.11, and absent manifest error any such computation shall be conclusive and binding on the holders of shares of Common Stock and Preferred Stock. The Exchange Agent may, with the mutual agreement of BDCO and ARO, make such rules as are consistent with this
         Section 1.10 for the implementation of the elections provided for herein as shall be necessary or desirable fully to effect such elections and the provisions of this Section 1.10.

         1.11     Proration.

                  (a)      For purposes of this Section 1.11:

                           (i) "Common Stock Number" shall mean the number
                  of shares of Common Stock that are issued and outstanding at the Effective Time (excluding any shares of Common Stock to be canceled pursuant to Section 1.8(a).

                           (ii) "Aggregate Common Transaction Value" shall
                  mean the product of (x) the Common Stock Number, multiplied by
                  (y) the Common Cash Consideration.

                  (b) The maximum aggregate amount of Common Cash Consideration to be paid to holders of Common Stock pursuant to this Article 1 (the "Common Cash Cap") shall be equal to the product of (x) 0.7 and (y) the Aggregate Common Transaction Value.

                  (c) In the event that the aggregate amount of cash subject to Common Cash Elections (the "Requested Common Cash Amount") exceeds the Common Cash Cap, then each holder who has made a Common Cash Election shall receive, for each share of Common Stock with respect to which a Common Cash Election has been made, (i) cash in an amount equal to (A) the Common Cash Consideration multiplied by (B) a fraction, the numerator of which is the Common Cash Cap and the denominator of which is the Requested Common Cash Amount (the "Common Cap Fraction"), (ii) a whole number of shares of BDCO Common Stock equal to (A) .0276 multiplied by (B) one minus the Common Cap Fraction, and (iii) cash in lieu of any fractional shares of BDCO Common Stock.

         1.12 Dissenters' Rights. Notwithstanding anything in this Agreement to the contrary, any shares of Common Stock or Preferred Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing (a "Dissenting Stockholder") and who has timely delivered a written demand for appraisal of such shares in accordance with Section 262 of the DGCL ("Dissenting Shares"), if any, shall not be converted into the right to receive the Merger Consideration, unless and until such holder fails to perfect or effectively withdraws or otherwise loses his right to appraisal and payment under the DGCL. If any person who otherwise would be deemed a Dissenting Stockholder shall have failed to properly perfect or shall have effectively withdrawn or lost the right to dissent with respect to any Common Stock or Preferred Stock, such shares of Common Stock or Preferred Stock shall thereupon be treated as though such shares had been converted into the right to receive the Merger Consideration with respect to such Common Stock and Preferred Stock as provided in this Article 1. ARO shall give BDCO (i) prompt notice of any written demands for appraisal, attempted withdrawals of such demands and any other instruments served pursuant to applicable law received by ARO relating to stockholders' rights of appraisal and (ii) the opportunity to participate in all negotiations and proceedings with respect to demand for appraisal under the DGCL. ARO shall not, except with the prior written consent of BDCO, voluntarily make any payment with respect to any demands for appraisals of Dissenting Shares, offer to settle or settle any such demands or approve any withdrawal of any such demands.

         1.13 Stock Transfer Books. After the Effective Time, there shall be no further registration of transfers of shares of the Common Stock or Preferred Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, certificates representing shares of Common Stock or Preferred Stock are presented to the Surviving Corporation or the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 1.

         1.14 Fractional Shares. No certificates representing fractional shares of BDCO Common Stock shall be issued to holders of Common Stock or Preferred Stock upon the surrender for exchange of Certificates, and such holders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of BDCO with respect to any fractional shares of BDCO Common Stock that would otherwise be issued to such holders. In lieu of any fractional shares of BDCO Common Stock that would otherwise be issued, each holder of Common Stock or Preferred Stock that would have been entitled to receive a fractional share of BDCO Common Stock shall, upon proper surrender of such holder's Certificates, receive a cash payment (rounded to the nearest cent), without interest, equal to the average closing price per share of BDCO Common Stock as reported in the consolidated transaction reporting system on the five trading days immediately preceding the Effective Time, multiplied by the fraction of a share that such holder would otherwise be entitled to receive (rounded to the nearest hundredth of a share).

         1.15 Further Assurances. Each party hereto agrees that it will take appropriate action so that if, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the persons who are officers and directors of the Surviving Corporation are fully authorized in the name of Merger Sub and ARO to take, and shall take, all such lawful and necessary action.

                                    ARTICLE 2

                         REPRESENTATIONS, WARRANTIES AND
                                AGREEMENTS OF ARO

         ARO represents and warrants to BDCO and Merger Sub that:

         2.1 Organization and Standing. ARO is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full requisite corporate power and authority to carry on its business as it is presently conducted, and to own and operate the properties owned and operated by it. ARO is, or at the Effective Time will be, duly qualified or licensed to do business in, and is, or at the Effective Time will be, in good standing as a foreign corporation authorized to do business in, all jurisdictions in which the character of the properties owned or the nature of the business conducted would make such qualification or licensing necessary, except in those jurisdictions where the failure to be so qualified or licensed and in good standing does not and will not, individually or in the aggregate, have a Material Adverse Effect (as defined in Section 8.44) on ARO.

         2.2 Authorization; Validity of Agreement; Company Action. The execution and delivery of this Agreement by ARO has been duly authorized by the Board of Directors of ARO, and consummation of the transactions contemplated hereby are within ARO's corporate powers and has been duly and validly authorized by all necessary corporate action on the part of ARO, subject only to the adoption of this Agreement by the affirmative vote of (i) a majority of the combined voting power the Common Stock and Preferred Stock voting together as a class and (ii) the holders of a majority of the Preferred Stock voting separately as a class. This Agreement is a valid and binding obligation of ARO, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity.

         2.3      Capitalization.

                  (a) The authorized capital stock of ARO consists of (i) 70,000,000 shares of Common Stock, of which 51,285,178 shares are issued and outstanding and 39,682 shares of Common Stock reserved issuance upon exercise of outstanding options or conversion of Preferred Stock on the date of this Agreement, and (ii) 3,000,000 shares of Preferred Stock, of which 39,682 are shares issued and outstanding. Other than the Common Stock and Preferred Stock, no other class or series of security has been authorized or designated by the Board of Directors of ARO. All outstanding shares of Common Stock have been, and all shares which may be issued pursuant to exercise of outstanding options or conversion of Preferred Stock will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, fully paid and non-assessable, issued in compliance with all applicable state and federal laws.

                  (b) There are no outstanding subscriptions, options, notes, bonds, debentures, convertible securities, warrants, rights or calls of any kind issued or granted by or binding upon ARO which entitle any person to purchase or otherwise acquire any security of, or equity interest in, ARO other than the Preferred Stock and options to acquire 100,000 shares of Common Stock. There are no outstanding rights or agreements of any kind obligating ARO to repurchase or redeem any securities of ARO or any other Person. No shares of ARO capital stock are held as treasury shares. To the knowledge of ARO, none of ARO's outstanding Common Stock is subject to any right of first refusal, voting trust, voting agreement, or other agreement or understanding with respect to the voting thereof, nor is any proxy in existence with respect thereto, other than proxies solicited by the Board of Directors of ARO in connection with the ARO Stockholders' Meeting.

                  (c) Immediately after the Effective Time: (i) there will be no outstanding subscriptions, options, convertible securities, warrants, rights or calls of any kind issued or granted by ARO, or binding upon the Surviving Corporation, which would entitle the holder thereof upon exercise or conversion to acquire Common Stock, Preferred Stock, or any other equity security or debt security of ARO or to receive any of the Merger Consideration; and (ii) any outstanding subscriptions, options, warrants, rights or calls to acquire shares of Common Stock, and, any securities convertible into Common Stock that were outstanding immediately prior to the Effective Time shall be canceled whether or not then vested, or exercisable or convertible.

         2.4 Board Approval. The execution and delivery of the Agreement by ARO, and the consummation of the transactions contemplated hereby, has been recommended to the Board of Directors of ARO by the Special Committee of the Board of Directors of ARO formed for the purpose of considering the transactions contemplated hereby, and the Special Committee has not withdrawn or modified its recommendation as of the date of this Agreement. The Board of Directors of ARO, upon recommendation of the Special Committee that this Agreement is fair to, and in the best interests of, the stockholders of ARO (other than BDCO and its subsidiaries), has, as of the date of this Agreement, unanimously (i) adopted a resolution approving this Agreement and declaring its advisability, (ii) determined that the Merger is fair to and in the best interests of, ARO and its stockholders (other than BDCO and its subsidiaries), and (iii) determined to recommend that the stockholders of ARO vote to adopt this Agreement.

         2.5 Registration Statement, Proxy Statement/Prospectus. The information to be supplied by or on behalf of ARO for inclusion in the Registration Statement (as defined in Section 4.4(a)), including any information incorporated by reference in the Registration Statement from other filings made by ARO with the U.S. Securities and Exchange Commission (the "SEC"), shall not at the time the Registration Statement becomes effective under the Securities Act of 1933, as amended (the "Securities Act"), contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances under which they were made. Other than with respect to the information supplied by or on behalf of BDCO or the Merger Sub, the Proxy Statement shall not on the date the Proxy Statement is first mailed to stockholders or at the time of the ARO Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they are made, not false or misleading. The Proxy Statement will comply (other than with respect to information relating to BDCO and/or Merger Sub) as to form in all material respects with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder.

         2.6      SEC Reports and Financial Statements.

                  (a) ARO has timely filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since December 31, 1997 under the Exchange Act, without regard to Rule 12b-25 under the Exchange Act, (as such documents have been amended since the time of their filing, collectively, the "ARO SEC

         Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, ARO's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (the "2000 Form 10-K") and the quarterly reports on Form 10-Q for the periods ended March 31, 2001 and June 30, 2001 (collectively, the "Form 10-Qs"), and all other forms, reports, schedules, statements and other documents required to be filed since January 1, 2001 under the Exchange Act, including, without limitation, any financial statements or schedules included therein (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act, as the case may be, and the applicable rules and regulations thereunder. The financial statements (and the related notes thereto collectively, the "Financial Statements") included in the 2000 Form 10-K and the Form 10-Qs have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and subject, in the case of quarterly financial statements, to normal and recurring year-end adjustments) and fairly present the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of ARO at the dates thereof or for the periods presented therein.

                  (b) There is no event or condition which would render ARO ineligible for, or would otherwise prevent (i) the suspension of its reporting obligations pursuant to Rule 12h-3 under the Exchange Act, or
         (ii) the deregistration of the Common Stock and the Preferred Stock under Section 12(g) of the Exchange Act.

                  (c) ARO is not a party to or bound by any contract, document or arrangement prohibiting ARO from (i) obtaining the suspension of its reporting obligations pursuant to Rule 12h-3 under the Exchange Act, or
         (ii) causing the Common Stock and the Preferred Stock to be deregistered under the Exchange Act.

         2.7 No Violation of Agreements or Governing Documents. Neither the execution and delivery of this Agreement by ARO nor consummation of the Merger by ARO or the other transactions contemplated hereby by ARO will (a) conflict with the certificate of incorporation or the bylaws of ARO, (b) result in any breach or termination of, or constitute an event which with notice or lapse of time, or both, would become a default under, or result in the creation of any Encumbrance (as defined in Section 8.23) upon any asset of ARO, or create any rights of termination, cancellation, modification, amendment, or acceleration in any Person under any agreement, lease, insurance policy, arrangement or commitment, (c) violate any order, writ, injunction or decree, to which ARO is a party or by which any of its assets, businesses or operations may be bound or affected, or under which ARO or any of its assets, businesses or operations receive benefits, (d) require the consent, approval, authorization, or order of any person or Governmental Authority (as defined in Section 8.29) (other than the stockholders of ARO), or court under any agreement, arrangement, commitment, order, writ, injunction, or decree not heretofore obtained other than those consents or approvals specifically contemplated hereby, or (e) result in the loss or modification of any license, franchise, permit or other authorization granted to or otherwise held by ARO. ARO agrees that it will use its best efforts to obtain any consents necessary to be obtained by ARO prior to the Effective Time.

         2.8 Litigation. Except for the proceedings styled H&N Gas Limited Partnership, et. al. v. Richard A. Hale, et. al. (Case No. H-02-1371) and James
D. Lyon, Trustee, v. American Resources of Delaware, Inc. et. al. (Adversary Case No. 98-5023) and as would not, individually or in the aggregate have a Material Adverse Effect on the Company, there is no suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation pending or threatened to which ARO is a party and none is threatened.

         2.9 Investigations. No investigation or review by any Governmental Authority with respect to ARO or any of the transactions contemplated by this Agreement is pending or threatened, nor has any Governmental Authority indicated to ARO an intention to conduct the same. There is no action, suit or proceeding pending or threatened against or specially affecting ARO at law or in equity, or before any Governmental Authority.

         2.10 Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement.

         2.11 Vote Required. The affirmative votes of a majority of (i) the combined voting power of the outstanding shares of Common Stock and Preferred Stock voting together as a class and (ii) the holders of the Preferred Stock voting separately as a class are the only votes of the holders of any class or series of capital stock of ARO necessary to approve the Merger and the transactions contemplated hereby.

         2.12 Untrue Statements. This Agreement, the Disclosure Letter, the exhibits, the Financial Statements and all other documents and information furnished by ARO or any of its respective Affiliates (as defined in Section 7.3) or representatives to BDCO or their representatives pursuant hereto or in connection herewith does not include and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading. There are no facts which materially and adversely affect or, so far as ARO can now reasonably foresee, will materially and adversely affect the business, prospects, operations or principal properties of ARO or the ability of any party to perform its obligations under this Agreement.

                                    ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF BDCO

         BDCO hereby represents and warrants to ARO:

         3.1 Organization and Standing. Each of BDCO and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full requisite corporate power and authority to carry on its business as it is presently conducted, and to own and operate the properties owned and operated by it. BDCO is duly qualified or licensed to do business in, and is in good standing as a foreign corporation authorized to do business in, all jurisdictions in which the character of the properties owned or the nature of the business conducted would make such qualification or licensing necessary, except in those jurisdictions where the failure to be so qualified or licensed and in good standing does not and will not, individually or in the aggregate, have a Material Adverse Effect on BDCO.

         3.2 Authorization; Validity of Agreement; Company Action. The execution and delivery of this Agreement by BDCO and Merger Sub has been duly authorized by the Board of Directors of BDCO and Merger Sub, respectively, and consummation of the transactions contemplated hereby are within the corporate powers of BDCO and Merger Sub and has been duly and validly authorized by all necessary corporate action. This Agreement is a valid and binding obligation of each of BDCO and Merger Sub, enforceable against BDCO and Merger Sub in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity.

         3.3 Capitalization. The authorized capital stock of BDCO consists of
(i) 10,000,000 shares of BDCO Common Stock of which 6,020,051 shares are issued and outstanding and 146,903 shares are reserved for issuance upon exercise of outstanding options on the date of this Agreement, and (ii) 2,500,000 shares of preferred stock, par value $0.10 per share (the "BDCO Preferred Stock"). Other than the BDCO Common Stock and the BDCO Preferred Stock, no other class or series of security has been authorized or designated by the Board of Directors of BDCO. All outstanding shares of BDCO Common Stock have been, and all shares which may be issued pursuant to exercise of outstanding options or conversion of promissory notes will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, fully paid and non-assessable, and issued in compliance with all applicable state and federal laws.

         3.4 Registration Statement, Proxy Statement/Prospectus. The information to be supplied by or on behalf of BDCO and Merger Sub for inclusion in the Proxy Statement (including any information incorporated by reference in the Registration Statement from other filings made by BDCO with the SEC) shall not on the date the Proxy Statement is first mailed to stockholders or at the time of the ARO Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they are made, not false or misleading. Other than with respect to the information supplied by or on behalf of ARO, the Registration Statement shall not at the time the Registration Statement becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances under which they were made. The Registration Statement will comply (other than with respect to information relating to ARO) as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

         3.5 SEC Reports and Financial Statements. As of their respective dates or, if amended, as of the date of the last such amendment, all reports and other documents required to be filed by BDCO under the Exchange Act since January 1, 2001 (as such documents have been amended since the time of their filing, collectively, the "BDCO SEC Documents"), including, without limitation, any financial statements or schedules included therein (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act, as the case may be, and the applicable rules and regulations thereunder. The financial statements (and the related notes thereto collectively the "BDCO Financial Statements") included in BDCO's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as amended, (the "BDCO 2000 Form 10-K") and the quarterly reports on Form 10-Q for the periods ended March 31, 2001 and June 30, 2001 (collectively, the "BDCO Form 10-Qs"), have been prepared in accordance with GAAP applied on a consist basis during the periods involved (except as may be indicated in the notes thereto and subject, in the case of quarterly financial statements, to normal and recurring year-end adjustments) and fairly present the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of BDCO as of the dates thereof or for the periods presented therein.

         3.6 No Violation of Agreements or Governing Documents. Neither the execution and delivery of this Agreement by each of BDCO and Merger Sub nor consummation of the Merger or the other transactions contemplated hereby will
(a) conflict with the certificate of incorporation or the bylaws of BDCO, or the certificate of incorporation or the bylaws of Merger Sub, (b) result in any breach or termination of, or constitute an event which with notice or lapse of time, or both, would become a default under, or result in the creation of any Encumbrance upon any asset of BDCO, or create any rights of termination, cancellation, modification, amendment, or acceleration in any Person under any agreement, lease, insurance policy, arrangement or commitment, (c) violate any order, writ, injunction or decree, to which BDCO is a party or by which any of its assets, businesses or operations may be bound or affected, or under which BDCO or any of its assets, businesses or operations receive benefits, (d) require the consent, approval, authorization, or order of any person or Governmental Authority, or court under any agreement, arrangement, commitment, order, writ, injunction, or decree not heretofore obtained other than those consents or approvals specifically contemplated hereby, or (e) result in the loss or modification or any license, franchise, permit or other authorization granted to or otherwise held by BDCO. BDCO agrees that it will use its best efforts to obtain any consents necessary to be obtained by BDCO prior to the Effective Time.

         3.7 Litigation. Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company or as described in the BDCO SEC Documents, there is no suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation pending or threatened to which BDCO is a party and none is threatened.

         3.8 Investigations. No investigation or review by any Governmental Authority with respect to BDCO or any of the transactions contemplated by this Agreement is pending or threatened, nor has any Governmental Authority indicated to BDCO an intention to conduct the same. There is no action, suit or proceeding pending or threatened against or specially affecting BDCO at law or in equity, or before any Governmental Authority.

         3.9 Undisclosed Liabilities. Neither BDCO nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not fixed, accrued, contingent or otherwise, except liabilities and obligations that (i) are disclosed in the BDCO SEC Documents or (ii) do not and are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BDCO.

         3.10 Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement.

         3.11 Untrue Statements. This Agreement, the exhibits and appendices hereto, the financial statements and all other documents and information furnished by BDCO or any of its respective Affiliates or representatives to ARO or their representatives pursuant hereto or in connection herewith does not include and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading. There are no facts which materially and adversely affect or, so far as BDCO can now reasonably foresee, will materially and adversely affect the business, prospects, operations or principal properties of BDCO or the ability of any party to perform its obligations under this Agreement.

         3.12 Merger Sub. Since the date of its incorporation, Merger Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement.

                                    ARTICLE 4

                       COVENANTS AND ADDITIONAL AGREEMENTS

         4.1 Conduct of Business by ARO. ARO agrees that from the date hereof to the Effective Time it shall (i) conduct its business only in the usual, ordinary course in a manner consistent with past practice, except to the extent otherwise expressly provided in this Agreement; (ii) use its best efforts to preserve intact its present business organization, keep available the services of its present officers, employees and consultants; and (iii) preserve the present relationships with its customers, suppliers, and other persons with whom it has material business relations.

         4.2 Conduct of Business by BDCO. BDCO agrees that from the date hereof to the Effective Time, it shall (i) conduct its business only in the usual, ordinary course in a manner consistent with past practice, except to the extent otherwise expressly provided in this Agreement; (ii) use its best efforts to preserve intact its present business organization, keep available the services of its present officers, employees and consultants; and (iii) preserve the present relationships with its customers, suppliers, and other persons with who it has material business relations. Without limiting the generality of the foregoing and subject to the last sentence of this Section 4.2 and except as set forth on the BDCO Disclosure Schedules, without the prior written consent of ARO (which shall not be unreasonably withheld) or as contemplated by this Agreement, from the date of this Agreement until the Effective Time:

                  (a) BDCO will not, and will not permit any of its subsidiaries to, adopt or propose any change in its certificate of incorporation or bylaws, except as contemplated by this Agreement;

                  (b) BDCO will not adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of BDCO or any of its Subsidiaries (other than transactions between direct and/or indirect wholly owned Subsidiaries of BDCO);

                  (c) BDCO will not (i) split, combine, subdivide or reclassify its outstanding shares of capital stock or (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock;

                  (d) BDCO will not, and will not permit any Subsidiary of BDCO to, redeem, purchase or otherwise acquired directly or indirectly any of BDCO's capital stock, except for repurchases, redemptions or acquisitions required by or in connection with the respective terms of any employee stock option plan or compensation plan or arrangement of BDCO;

                  (e) except for any such change which is not material or which is required by the SEC or reason of a concurrent change in GAAP, BDCO will not, and will not permit any Subsidiary of BDCO to, change any method of accounting or accounting practice (other than any change for tax purposes) used by it; and

                  (f) BDCO will not, and will not permit any of its Subsidiaries to, take any action that would make any representation or warranty of BDCO hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time.

         4.3 Obligations of Merger Sub. BDCO will take all action necessary to cause Merger Sub to perform its obligations under or related to this Agreement.

         4.4 Additional Agreements Regarding Registration Statement, Proxy Statement/Prospectus.

                  (a) As promptly as practicable after the execution of this Agreement, ARO and BDCO will jointly prepare and file with the SEC a preliminary proxy statement (with appropriate requests for confidential treatment) relating to the Merger and this Agreement (such proxy statement, as amended or supplemented, the "Proxy Statement"), and BDCO will prepare and file with the SEC a registration statement on Form S-4 (as amended or supplemented, the "Registration Statement"), in which the Proxy Statement shall be included as a part of the prospectus. BDCO will use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as soon as practicable after such filing, and will take all actions required under applicable federal or state securities laws in connection with the issuance of the BDCO Common Stock in the Merger. Each party will notify the other promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement, the Registration Statement and any other filing or for additional information and will supply the other party with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement or the Merger. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement, the relevant party will promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of ARO, such amendment or supplement.

                  (b) The Proxy Statement will include the recommendation of the Special Committee in favor of approval of this Agreement (except that the Special Committee may withdraw, modify or refrain from making such recommendation to the extent that the Special Committee determines after consultation with outside legal counsel that failure to do so would violate the Special Committee's fiduciary duties under applicable law).

                  (c) The Proxy Statement will include the recommendation of the Board of Directors of ARO in favor of approval of this Agreement (except that the Board of Directors of ARO may withdraw, modify or refrain from making such recommendation to the extent that the Board determines after consultation with outside legal counsel that failure to do so would violate the Board's fiduciary duties under applicable law).

                  (d) ARO agrees that the Proxy Statement: (i) will be prepared and circulated pursuant to and in compliance with Section 14(a) of the Exchange Act, Regulation 14A promulgated under the Exchange Act, and all other applicable federal and state securities laws and regulations;
         (ii) will contain all notices and disclosures to stockholders required by the DGCL with respect to this Agreement, the Merger and the other transactions contemplated hereby, and (iii) will not contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading.

         4.5 Meeting of the ARO Stockholders. Promptly after the date hereof, ARO will, in accordance with the DGCL and its certificate of incorporation and bylaws, use its reasonable best efforts to convene a stockholders' meeting (the "ARO Stockholders' Meeting") to be held as promptly as practicable for the purpose of voting upon this Agreement and the Merger. Unless the Special Committee determines, after consultation with outside legal counsel, that to do so would be inconsistent with the Board's or the Special Committee's fiduciary duties under applicable law, ARO will use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the Merger and to take all other reasonable action necessary or advisable to secure the vote or consent of its stockholders required by the DGCL to obtain such approvals. BDEX shall vote or cause to be voted, all of the Common Stock then owned by it and any of its subsidiaries in favor of the approval of this Agreement and the Merger.

         4.6 Public Disclosure. BDCO and ARO will consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or any rules or regulations of any securities exchange or automated quotation system of a national securities association. Promptly upon the execution hereof, the parties shall jointly make a press release with respect to the transactions contemplated by this Agreement, in form reasonably satisfactory to the Special Committee.

         4.7 NASDAQ Small Cap Market Listing. BDCO shall use its best efforts to cause all shares of BDCO Common Stock issuable to holders of Common Stock and Preferred Stock as a result of the Merger to be authorized for listing on the NASDAQ Small Cap Market or such securities exchange or automated quotation system of a national securities association on which the BDCO Common stock is then listed or upon which the BDCO Common Stock will become listed upon the Closing.

         4.8      Indemnification.

                  (a) BDCO shall indemnify each current director and officer of the Company and its subsidiaries (the "Indemnified Parties") who was or is a party or is threatened to be a party to any action, suit or proceeding by reason of the fact that such person is or was a director or officer of ARO or its subsidiaries to the fullest extent permitted by Delaware law.

                  (b) BDCO agrees that all rights to indemnification and advancement of expenses now existing in favor of any Indemnified Party and any other person who was a director or officer of ARO and its subsidiaries as provided in their respective charters or by-laws shall survive the Merger and shall continue in full force and effect for a period of not less than the longer of six years from the Effective Time and any applicable statute of limitations. After the Effective Time, BDCO agrees to cause the Surviving Corporation to honor all rights to indemnification and advancement of expenses referred to in the preceding sentence.

                  (c) BDCO agrees that the Surviving Corporation shall cause to be maintained in effect for not less than six years (except as provided in the last sentence of this Section 4.8(c)) from the Effective Time the current policies of the directors' and officers' liability insurance maintained by ARO; provided that the surviving corporation may substitute therefor other not less advantageous (other than to a de minimis extent) to the beneficiaries of the current policies and provided that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time.

                  (d) From and after the Effective Time, any Indemnified Party wishing to claim indemnification under paragraphs (a) or (b) of this
         Section 4.8, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify BDCO thereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) BDCO or the Surviving Corporation shall have the right, from and after the Effective Time, to assume the defense thereof and BDCO shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, (ii) the Indemnified Parties will cooperate in the defense of any such matter, and (iii) BDCO shall not be liable for any settlement effected without its prior written consent, provided that BDCO shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that such person is not entitled to indemnification under applicable law.

                                    ARTICLE 5

               CONDITIONS PRECEDENT TO OBLIGATIONS OF BDCO AND ARO

         5.1 Conditions to the Obligations of Each Party. The obligations of BDCO, Merger Sub and ARO to consummate the Merger are subject to the satisfaction of the following conditions:

                  (a) No provision of any applicable United States federal or state statute, rule or regulation and no judgment, preliminary or permanent injunction, order or decree shall prohibit the consummation of the Merger or impose material limitations on the ability of the Surviving Corporation to exercise full rights of ownership of ARO's assets or business; and

                  (b) All action by or in respect of or filings with any governmental body, agency, official, or authority or any other third party required or necessary to permit the consummation of the Merger shall have been obtained.

                  (c) Registration Statement. The Registration Statement shall have been declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

                  (d) Blue Sky. All state securities or "blue sky" permits or approvals required to issue the BDCO Common Stock as contemplated by this Agreement shall have been received.

                  (e) Stockholder Approval. This Agreement shall have been approved and adopted by the requisite vote under the DGCL by the stockholders of ARO.

                  (f) NASDAQ Small Cap Market Listing. The shares of BDCO Common Stock to be issued in the Merger shall have been approved for listing on the NASDAQ Small Cap Market or such securities exchange or automated quotation system of a national securities association on which the BDCO Common Stock is then listed or upon which the BDCO Common Stock will become listed upon the Closing, subject to official notice of issuance.

                  (g) No Injunctions or Restraints. There shall not be instituted or pending any action or proceeding before any court or Governmental Authority or agency seeking (i) to restrain, prohibit or otherwise interfere with the Merger or the other transactions contemplated by this Agreement or (ii) damages from BDCO, Merger Sub or ARO as a result of the Merger.

         5.2 Conditions to the Obligations of ARO. The obligations of ARO to consummate the Merger are subject to the satisfaction of the following conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of BDCO shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except to the extent such representations and warranties speak as of a specific date in which case such representations and warranties shall be true and correct as of such specific date).

                  (b) Covenants. BDCO shall have observed and performed in all material respects all of its material covenants under this Agreement.

         5.3 Conditions to the Obligations of BDCO and Merger Sub. The obligations of BDCO and Merger Sub are subject to the satisfaction of the following conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of ARO that is qualified by a Material Adverse Effect on ARO shall be true and correct and each of the representations and warranties of ARO that is not so qualified shall be true and correct except where the failure to be so true and correct would not reasonably be expected to have a Material Adverse Effect on ARO, in each case, as of the date of this Agreement and as of the Closing Date (except to the extent such representations and warranties speak as of a specific date in which case such representations and warranties shall be so true and correct as of such specific date).

                  (b) Covenants. ARO shall have observed and performed in all material respects all of its material covenants under this Agreement.

                  (c) Material Adverse Effect. At any time after the date of this Agreement, there shall not have been any event or occurrence that has had or would reasonably be expected to have a Material Adverse Effect on ARO.

                  (d) Exercise of Dissenter's Rights. ARO shall not have received notice of any written demand for appraisal and there shall not be instituted or pending any action, pursuant to Section 262 of the DGCL, by a Dissenting Stockholder demanding appraisal of his shares of Common Stock or Preferred Stock.

                                    ARTICLE 6

                        TERMINATION, AMENDMENT AND WAIVER

         6.1 Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the Merger abandoned at any time (whether before or after the approval and adoption thereof by the stockholders of ARO) prior to the Effective Time:

                  (a) By mutual written consent of BDCO and ARO;

                  (b) by either BDCO or ARO:

                           (i) if the Merger shall not have been consummated by
                  April 30, 2002; provided, however, that the right to terminate this Agreement pursuant to this Section 6.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time; or

                           (ii) if stockholder approval shall not have been
                  obtained at the ARO Stockholders' Meeting duly convened therefor or at any adjournment or postponement thereof.

                  (c) By BDCO, if ARO shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would give rise to a material adverse change relating to ARO and (A) is not cured within 30 days after written notice thereof or (B) is incapable of being cured by ARO; or

                  (d) By ARO, if BDCO shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, and such breach or failure to perform (A) is not cured within 30 days after written notice thereof or (B) is incapable of being cured by BDCO.

         6.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to and in accordance with the provisions of Section 6.1(a), hereof, this Agreement shall become void and have no effect, without any liability on the part of any party hereto (or its stockholders or controlling persons or directors or officers).

         6.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

         6.4 Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a wavier of such rights.

         6.5 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 6.1 shall, in order to be effective, require, in the case of BDCO or ARO, action by its Board of Directors or, with respect to any amendment to this Agreement, the duly authorized committee of its Board of Directors to the extent permitted by law.

         6.6 Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

                                    ARTICLE 7

                                  MISCELLANEOUS

         7.1 Survival of Representations and Warranties. None of the representations and warranties of ARO or BDCO contained herein or any certificate or other writing delivered or to be delivered pursuant to or in connection with this Agreement, shall survive the Effective Time, except for the agreements set forth in Sections 1.3, and 1.8 through 1.12., which shall survive the Effective Time. All covenants and agreements contained herein shall survive the Closing without limitation, except as otherwise provided herein.

         7.2 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if served personally on the party entitled thereto to whom notice is to be given, or if mailed to the party entitled thereto to whom notice is to be given, by first-class mail, registered or certified, postage prepaid, or if telexed or telefaxed to the party entitled thereto to whom notice is to be given, addressed as follows (or such other address as the party entitled thereto may have prior thereto specified by notice given as contemplated in this Section). Any such notice shall initially be directed as follows:

                  (a)      If to ARO:

                           801 Travis, Suite 2100
                           Houston, Texas 77002
                           Attention:  John P. Atwood

                  (b)      If to Merger Sub:

                           801 Travis, Suite 2100
                           Houston, Texas 77002
                           Attention:  G. Brian Lloyd

                  (c)      If to BDCO:

                           801 Travis, Suite 2100
                           Houston, Texas 77002
                           Attention:  G. Brian Lloyd

                           with copies to:

                           Porter & Hedges, L.L.P.
                           700 Louisiana, Suite 3500
                           P. O. Box 4744
                           Houston, Texas 77210-4744
                           Attention:  Nick D. Nicholas

If mailed or telefaxed, the same shall not be deemed effective unless and until actually received by the party entitled thereto.

         7.3 Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. For purposes of this Agreement, (i) "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity, (including its permitted successors and assigns) and (ii) an "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or otherwise.

         7.4 Time of Essence. Time is of the essence in the performance of this Agreement.

         7.5 Headings and Captions. The headings and captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any Article, Section, or paragraph hereof, of this Agreement.

         7.6 Entire Agreement. This Agreement (including the schedules and appendices hereto, all of which are by this reference fully incorporated into this Agreement for all purposes) sets forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements, and understandings relating to the subject matter hereof.

         7.7 Successors and Assigns. All of the terms, provisions, covenants, representations, warranties, and conditions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, and successors, but this Agreement and the rights and obligations hereunder shall not be assignable or delegable by any party.

         7.8 Gender, and Certain References. Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural, and pronouns stated in the masculine or the neutral gender shall include the masculine, the feminine and the neutral gender. The terms "hereof," "herein," "herewith," or "hereunder" refer to this Agreement as a whole and not to any particular Article, Section, or paragraph hereof. The term "include" and derivatives thereof are used in an illustrative sense and not in a limiting sense. The term "or" is not exclusive.

         7.9 Applicable Law and Venue. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal laws, and not the law of conflicts, of the State of Delaware. Except where arbitration is expressly provided for in this agreement, all controversies which may arise out of or in connection with this agreement, particularly with respect to the performance, interpretation, breach, or enforcement of this agreement, shall be brought and resolved solely and exclusively in the state or federal courts of Texas, and each party hereto consents to service, jurisdiction, and venue of such courts for such purpose, and each hereby irrevocably waives any other venue to which it might be entitled by virtue of domicile, residence, jurisdiction of formation or otherwise. Each party hereto acknowledges and agrees that it has consulted legal counsel in connection with the negotiation of this Agreement and that it has bargaining power equal to that of the other parties hereto in connection with the negotiation and execution of this Agreement. Accordingly, the rule of contract construction that an agreement shall be interpreted and construed against the draftsman shall have no application in the interpretation or construction of this Agreement.

         7.10 Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed this Agreement had the terms, provisions, covenants and restrictions which may be hereafter declared invalid, void, or unenforceable not initially been included herein.

         7.11 Rights of Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement. Without limiting the generality of the foregoing, it is expressly understood that this Agreement does not create any third party beneficiary rights.

                                    ARTICLE 8

                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the meanings assigned to them below:

         8.1 2000 Form 10-K. Shall have the meaning given that term in Section 2.6(a).

         8.2 Affiliate. Shall have the meaning given that term in Section 7.3.

         8.3 Aggregate Common Transaction Value. Shall have the meaning given that term in Section 1.11(a).

         8.4 Agreement. Shall have the meaning given that term in the Recital.

         8.5 ARO. Shall have the meaning given that term in the Recital.

         8.6 ARO SEC Documents. Shall have the meaning given that term in
Section 2.6(a).

         8.7 ARO Stockholders' Meeting. Shall have the meaning given that term in Section 4.5.

         8.8 BDCO. Shall have the meaning given that term in the Recital.

         8.9 BDCO 2000 Form 10-K. Shall have the meaning given that term in
Section 3.5.

         8.10 BDCO Common Stock. Shall have the meaning given that term in
Section 1.8(b).

         8.11 BDCO Financial Statements. Shall have the meaning given that term in Section 3.5.

         8.12 BDCO Form 10-Qs. Shall have the meaning given that term in Section 3.5.

         8.13 BDCO Preferred Stock. Shall have the meaning given that term in
Section 3.3.

         8.14 BDCO SEC Documents. Shall have the meaning given that term in
Section 3.5.

         8.15 BDEX. Shall have the meaning given that term in Section 1.8(a).

         8.16 Cash Consideration. Shall have the meaning given that term in
Section 1.8(c).

         8.17 Cash Election. Shall have the meaning given that term in Section 1.8(c).

         8.18 Certificates. Shall have the meaning given that term in Section 1.9(a).

         8.19 Closing. Shall have the meaning given that term in Section 1.2.

         8.20 Closing Date. Shall have the meaning given that term in Section
1.2.

         8.21 Common Cash Cap. Shall have the meaning given that term in Section 1.11(b).

         8.22 Common Cap Fraction. Shall have the meaning given that term in
Section 1.11(c).

         8.23 Common Cash Consideration. Shall have the meaning given that term in Section 1.8(b).

         8.24 Common Cash Election. Shall have the meaning given that term in
Section 1.8(b).

         8.25 Common Share Election. Shall have the meaning given that term in
Section 1.8(b).

         8.26 Common Stock. Shall have the meaning given that term in Section 1.8(a).

         8.27 Common Stock Consideration. Shall have the meaning given that term in Section 1.8(b).

         8.28 Common Stock Merger Consideration. Shall have the meaning given that term in Section 1.8(b).

         8.29 Common Stock Number. Shall have the meaning given that term in
Section 1.11(a).

         8.30 DGCL. Shall have the meaning given that term in the Recital.

         8.31 Dissenting Shares. Shall have the meaning given that term in
Section 1.12.

         8.32 Dissenting Stockholders. Shall have the meaning given that term in
Section 1.12.

         8.33 Effective Time. Shall have the meaning given that term in Section 1.3.

         8.34 Election Date. Shall have the meaning given that term in Section 1.10(b).

         8.35 Encumbrance. The term "Encumbrance" means and includes (a) any security interest, mortgage, deed of trust, lien, charge, claim, demand, action, defect, contract or lease obligation, equitable interest, power of attorney, or restriction of any kind, including but not limited to, any restriction or servitude on the use, transfer, receipt of income, or other exercise of any attributes of ownership, and (b) any Uniform Commercial Code financing statement or other public filing, notice, or record that by its terms purports to evidence or notify interested parties of any of the matters referred to in clause (a) that has not been terminated or released by another proper public filing, notice, or record.

         8.36 Exchange Act. Shall have the meaning given that term in Section
2.5.

         8.37 Exchange Agent. Shall have the meaning given that term in Section 1.9(a).

         8.38 Financial Statements. Shall have the meaning given that term in
Section 2.6(a).

         8.39 Form 10-Qs. Shall have the meaning given that term in Section 2.6(a).

         8.40 Form of Election. Shall have the meaning given that term in
Section 1.10(b).

         8.41 GAAP. Shall have the meaning given that term in Section 2.6(a).

         8.42 Governmental Authority. Any (a) federal, state, county, municipal, or other local governmental body, department, agency, commission, board, or authority, or any subdivision thereof, (b) any Indian tribe and any council, commission, board or authority or subdivision thereof, or (c) any private or quasi-governmental body exercising any regulatory or taxing authority.

         8.43 Indemnified Parties. Shall have the meaning given that term in
Section 4.8(a).

         8.44 Material Adverse Effect. Shall mean with respect to any Person a material adverse effect on, or change in, the financial condition, business, liabilities, properties, assets or results of operations, taken as a whole, of such Person and its Subsidiaries on a consolidated basis, except for such effects or changes in general economic conditions in industries in which the Person operates or resulting from the announcement of this Agreement.

         8.45 Merger. Shall have the meaning given that term in the Recital.

         8.46 Merger Consideration. Shall have the meaning given that term in
Section 1.9(a).

         8.47 Merger Sub. Shall have the meaning given that term in the Recital.

         8.48 Person. Shall have the meaning given that term in Section 7.3.

         8.49 Preferred Cash Consideration. Shall have the meaning given that term in Section 1.8(c).

         8.50 Preferred Cash Election. Shall have the meaning given that term in
Section 1.8(c).

         8.51 Preferred Share Election. Shall have the meaning given that term in Section 1.8(c).

         8.52 Preferred Stock. Shall have the meaning given that term in Section 1.8(a).

         8.53 Preferred Stock Consideration. Shall have the meaning given that term in Section 1.8(c).

         8.54 Preferred Stock Merger Consideration. Shall have the meaning given that term in Section 1.8(c).

         8.55 Proxy Statement. Shall have the meaning given that term in Section 4.4(a).

         8.56 Registration Statement. Shall have the meaning given that term in
Section 4.4(a).

         8.57 Requested Common Cash Amount. Shall have the meaning given that term in Section 1.11(c).

         8.58 SEC. Shall have the meaning given that term in Section 2.5.

         8.59 Securities Act. Shall have the meaning given that term in Section 2.5.

         8.60 Share Election. Shall have the meaning given that term in Section 1.8(c).

         8.61 Special Committee. Shall have the meaning given that term in the Recital.

         8.62 Stock Consideration. Shall have the meaning given that term in
Section 1.8(c).

         8.63 Surviving Corporation. Shall have the meaning given that term in
Section 1.1.

         8.64 Surviving Corporation Common Stock. Shall have the meaning given that term in Section 1.8(d).



                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in their respective corporate names by their respective duly authorized representatives, all as of the day and year first above written.

                                        AMERICAN RESOURCES OFFSHORE, INC.


                                        ----------------------------------------
                                        By:     John P. Atwood
                                        Title:  Vice President


                                        BLUE DOLPHIN ENERGY COMPANY

                                        ----------------------------------------
                                        By:     G. Brian Lloyd
                                        Title:  Vice President and Treasurer


                                        BDCO MERGER SUB, INC.


                                        ----------------------------------------
                                        By:     G. Brian Lloyd
                                        Title:  Vice President and Treasurer

                                    EXHIBIT A

                   CERTIFICATE OF INCORPORATION OF MERGER SUB

                          CERTIFICATE OF INCORPORATION
                                       OF
                              BDCO MERGER SUB, INC.


                                    ARTICLE 1

         The name of the corporation is BDCO Merger Sub, Inc. (the
"Corporation").


                                    ARTICLE 2

         The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.


                                    ARTICLE 3

         The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as from time to time in effect, the "DGCL").


                                    ARTICLE 4

         The authorized capital stock of the Corporation consists of 100 shares of common stock, par value $0.01 per share ("Common Stock").

         Shares of any class of capital stock of the Corporation may be issued for such consideration and for such corporate purposes as the board of directors of the Corporation may from time to time determine. Each share of Common Stock shall be entitled to one vote. No stockholder shall, by reason of the holding of shares of any class or series of capital stock of the Corporation, have a preemptive or preferential right to acquire or subscribe for any shares or securities of any class, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by the Corporation.


                                    ARTICLE 5

         A. Directors. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors. In addition to the authority and powers conferred upon the board of directors by the DGCL or by the other provisions of this Certificate of Incorporation, the board of directors is hereby authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Certificate of Incorporation and any bylaws adopted by the stockholders of the Corporation; provided, however, that no bylaws hereafter adopted by the stockholders of the Corporation, or any amendments thereto, shall invalidate any prior act of the board of directors that would have been valid if such bylaws or amendment had not been adopted.

         B. Number, Election and Terms of Directors. The number of directors constituting the board of directors shall be fixed by, or in a manner provided in, the bylaws. Each director shall serve for a term ending on the next annual meeting of stockholders following his or her election to the board of directors and until such director's successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal. Election of directors shall not be by written ballot unless the bylaws of the corporation shall so provide.

         C. Removal of Directors. Any director, or the entire board of directors, may be removed from office with or without cause by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

         D. Action Without a Meeting. Any action required or permitted by law or by the Certificate of Incorporation or the bylaws of the Corporation to be taken at a meeting of the board of directors or a committee thereof may be taken without a meeting, without prior notice, and without a vote, if a written consent or consents, setting forth the action so taken, shall have been signed by all the members of the board of directors or such committee.

         E. Amendments of Certificate of Incorporation. The affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to alter, amend, adopt any provision inconsistent with, or repeal, this Article 5 or any provision hereof.


                                    ARTICLE 6

         No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that this Article 6 shall not eliminate or limit the liability of a director:

         A. for any breach of the director's duty of loyalty to the Corporation or its stockholders;

         B. for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         C. under Section 174 of the DGCL, as it may hereafter be amended from time to time, for any unlawful payment of a dividend or unlawful stock purchase or redemption; or

         D. for any transaction from which the director derived an improper personal benefit.

If the DGCL is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. No amendment to or repeal of this Article 6 will apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of the director occurring prior to such amendment or repeal.


                                    ARTICLE 7

         A. Mandatory Indemnification. Each person who at any time is or was a director or officer of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a "Proceeding"), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, whether the basis of a Proceeding is alleged action in such person's official capacity or in another capacity while holding such office, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, or any other applicable law as may from time to time be in effect (but, in the case of any such amendment or enactment, only to the extent that such amendment or law permits the Corporation to provide broader indemnification rights than such law prior to such amendment or enactment permitted the Corporation to provide), against all expense, liability and loss (including, without limitation, court costs and attorneys' fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with a Proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and such indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation or a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, and shall inure to the benefit of such person's heirs, executors and administrators. The Corporation's obligations under this paragraph A include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by statute in order to determine the eligibility of any person for indemnification.

         B. Prepayment of Expenses. Expenses incurred by a director or officer of the Corporation in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding to the fullest extent permitted by, and only in compliance with, the DGCL or any other applicable laws as may from time to time be in effect, including, without limitation, any provision of the DGCL which requires, as a condition precedent to such expense advancement, the delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under paragraph A of this Article 7 or otherwise. Repayments of all amounts so advanced shall be upon such terms and conditions, if any, as the Corporation's board of directors deems appropriate.

         C. Vesting. The Corporation's obligation to indemnify and to prepay expenses under paragraphs A and B of this Article 7 shall arise, and all rights granted to the Corporation's directors and officers hereunder shall vest, at the time of the occurrence of the transaction or event to which a Proceeding relates, or at the time that the action or conduct to which such Proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such Proceeding is first threatened, commenced or completed. Notwithstanding any other provision of this Certificate of Incorporation or the bylaws of the Corporation, no action taken by the Corporation, either by amendment of this Certificate of Incorporation or the bylaws of the Corporation or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under paragraphs A and B of this Article 7 which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is effective or taken, whichever is later.

         D. Enforcement. If a claim under either or both of paragraphs A and B of this Article 7 is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit in a court of competent jurisdiction against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such suit (other than a suit brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL or other applicable law to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (including its board of directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such suit as to whether indemnification is proper in the circumstances based upon the applicable standard of conduct set forth in the DGCL or other applicable law shall neither be a defense to the action nor create a presumption that the claimant has not met the applicable standard of conduct. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his conduct was unlawful.

         E. Nonexclusive. The indemnification provided by this Article 7 shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, bylaw, other provisions of this Certificate of Incorporation, agreement, vote of by the stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         F. Permissive Indemnification. The rights to indemnification and prepayment of expenses which are conferred to the Corporation's directors and officers by paragraphs A and B of this Article 7 may be conferred upon any employee or agent of the Corporation if, and to the extent, authorized by the board of directors.

         G. Insurance. The Corporation shall have power to purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify him against such expense, liability or loss under the Corporation's bylaws, the provisions of this Article 7, the DGCL or other applicable law.

         H. Other Arrangements for Indemnification. Without limiting the power of the Corporation to procure or maintain insurance or other arrangement on behalf of any of the persons as described in paragraph G of this Article 7, the Corporation may, for the benefit of persons eligible for indemnification by the Corporation, (1) create a trust fund, (2) establish any form of self-insurance,
(3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation or (4) establish a letter of credit, guaranty or surety arrangement.


                                    ARTICLE 8

         The board of directors is expressly authorized to adopt, amend or repeal the bylaws of the Corporation, or adopt new bylaws, without any action on the part of the stockholders, except as may be otherwise provided by applicable law or the bylaws of the Corporation. Any bylaws made, altered or amended by the board of directors under the powers conferred hereby may be further altered or amended, or repealed, by the directors or by the stockholders, provided, however, that the bylaws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted by stockholder action without the affirmative vote of a majority of the voting power of the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class.


                                    ARTICLE 9

         The names and mailing addresses of the persons who are to serve as the directors of the Company until the first annual meeting of its stockholders or until their successors are elected and qualified are as follows:

Ivan Siem                        c/o Blue Dolphin Energy Co.
                                 801 Travis, Suit 2100
                                 Houston, TX 77002

John P. Atwood                   c/o Blue Dolphin Energy Co.
                                 801 Travis, Suit 2100
                                 Houston, TX 77002

Michael J. Jacobson              c/o Blue Dolphin Energy Co.
                                 801 Travis, Suit 2100
                                 Houston, TX 77002



                                   ARTICLE 10

         The name and mailing address of the incorporator is as follows:

NAME                             ADDRESS
Bryan K. Brown                   Porter & Hedges, L.L.P.
                                 700 Louisiana, 35th Floor
                                 Houston, Texas  77002

                                    EXHIBIT B

                              BYLAWS OF MERGER SUB

                                     BYLAWS
                                       OF
                              BDCO MERGER SUB, INC.


                                    ARTICLE 1

                                     OFFICES

         Section A. Registered Office. The registered office of the Corporation required by the General Corporation Law of the State of Delaware to be maintained in the State of Delaware shall be the registered office named in the Certificate of Incorporation of the Corporation, or such other office as may be designated from time to time by the board of directors in the manner provided by law. Should the Corporation maintain a principal office or place of business within the State of Delaware, such registered office need not be identical to such principal office or place of business of the Corporation.

         Section B. Other Offices. The Corporation may also have offices at such other places within or without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.

                                    ARTICLE 2

                            MEETINGS OF STOCKHOLDERS

         Section A. Place of Meetings. All meetings of the stockholders will be held at the principal office of the Corporation, or at such other place within or without the State of Delaware as may be determined by the board of directors and stated in the notice of the meeting or in duly executed waivers of notice the meeting.

         Section B. Annual Meetings. An annual meeting of the Corporation's stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the board of directors from time to time; provided that each successive annual meeting shall be held on a date within 13 months after the date of the preceding annual meeting.

         Section C. Postponement or Adjournment of Meetings. The board of directors may, at any time prior to the holding of a meeting of shareholders, postpone such meeting to such time and place as is specified in the notice of postponement of such meeting, which notice shall be given in accordance with
Article 6 of these bylaws at least ten days before the date to which the meeting is postponed. In addition, any meeting of the stockholders may be adjourned at any time by the Chairman of the Board or such other person who shall be lawfully acting as chairman of the meeting, if such adjournment is deemed by the chairman of the meeting to be a reasonable course of action under the circumstances.

         Section D. Notice of Annual Meeting. Written or printed notice of the annual meeting, stating the place, day and hour thereof, will be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, not less than ten days nor more than 60 days before the date of the meeting.

         Section E. Special Meeting. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or the Certificate of Incorporation, may only be called by the President, the Chairman of the Board, the Chief Executive Officer or one or more stockholders holding in the aggregate not less than a majority of the outstanding shares entitled to vote at such special meeting.

         Section F. Notice of Special Meeting. Written notice of a special meeting of stockholders, stating the place, day and hour and purpose or purposes thereof, will be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, not less than ten days nor more than 60 days before the date of the meeting.

         Section G. Business at Special Meeting. Business transacted at all special meetings will be confined to the purpose or purposes stated in the notice.

         Section H. Stockholder List. At least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each stockholder, will be prepared by the Secretary. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during usual business hours, for a period of ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice, or, if not so specified, at the place where the meeting is to be held. Such list will also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting.

         Section I. Quorum. The holders of a majority of the shares of capital stock issued and outstanding and entitled to vote thereat, represented in person or by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, the Certificate of Incorporation or these bylaws. If, however, a quorum is not present or represented at any meeting of the stockholders, the chairman of the meeting or a majority of the shares of stock, present in person or represented by proxy, although not constituting a quorum, shall have power to postpone or recess the meeting without notice other than announcement at the meeting of the date, time and place of the postponed or recessed meeting. At any such adjourned meeting at which a quorum is represented any business may be transacted which might have been transacted at the meeting as originally noticed.

         Section J. Required Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power represented at the meeting in person or by proxy will decide any question brought before the meeting, unless the question is one upon which, by statute or express provision of the Certificate of Incorporation or these bylaws, a different vote is required, in which case such express provision will govern and control the decision of such question. Where a separate vote by class is required, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class.

         Section K. Proxies. At any meeting of the stockholders every stockholder having the right to vote will be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder or his duly authorized attorney in fact and bearing a date not more than eleven months prior to the date of the meeting.

         Section L. Voting. Unless otherwise provided by statute, the Certificate of Incorporation or these bylaws, each stockholder will have one vote for each share of stock having voting power, registered in his name on the books of the Corporation. Stockholders may take action by written consent as contained in the General Corporation Law of the State of Delaware.

         Section M. Consent of Stockholders in Lieu of a Meeting. Unless otherwise prohibited by statute, any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

         Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this section to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

         Prompt notice of the taking of the corporate action without a meeting without a meeting by less than unanimous written consent shall be given to those stockholders or members who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders or members to take the action were delivered to the corporation as provided in the preceding paragraph. If the action that is consented to is such that the filing of a certificate under any section of the statute is required, the certificate filed under such section shall state that written consent has been given in accordance with Section 228 of the Delaware General Corporation Law.

         Section N. Voting of Stock of Certain Holders; Elections; Inspections. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officers, agent or proxy as the bylaws of such corporation may prescribe, or in the absence of such provision, as the board of directors of such corporation may determine. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of the fiduciary. Shares standing in the name of a receiver may be voted by the receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the Corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent the stock and vote thereon.

         If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given in written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

                  (a) If only one votes, his act binds all;

                  (b) If more than one vote, the act of the majority so voting binds all;

                  (c) If more than one vote, but the vote is evenly split on any particular matter, each fraction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the Court.

         All voting, except as required by the Certificate of Incorporation or where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by stockholders holding a majority of the issued and outstanding stock present in person or by proxy at any meeting, a stock vote shall be taken. Every stock vote shall be taken by written ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. All elections of directors shall be by ballot.

         At any meeting at which a vote is taken by ballots, the chairman of the meeting may appoint one or more inspectors, each of whom shall subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. Such inspector shall receive the ballots, count the votes and make and sign a certificate of the result thereof. The chairman of the meeting may appoint any person to serve as inspector, except no candidate for the office of director shall be appointed as inspector.

                                    ARTICLE 3

                               BOARD OF DIRECTORS

         Section A. Powers. The business and affairs of the Corporation will be managed by a board of directors. The board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, by the Certificate of Incorporation or these bylaws directed or required to be exercised or done by the stockholders.

         Section B. Number of Directors. The number of directors which constitute the whole board will be 3.

         Section C. Election and Term. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 4 of this Article 3, and each director elected shall hold office until his successor shall be elected and duly qualified or until such director's earlier death, resignation or removal. Directors need not be residents of Delaware or stockholders of the Corporation.

         Section D. Vacancies. If any vacancy occurs in the board of directors caused by the death, resignation, retirement, disqualification, or removal from office of any director, or otherwise, or if any new directorship is created by an increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, or a sole remaining director, may choose a successor or fill the resulting vacancy or the newly created directorship; and a director so chosen shall hold office until the next election and until his successor shall be duly elected and shall qualify, unless sooner removed.

         Section E. Resignation; Removal. Any director may resign at any time. Any director may be removed either for or without cause at any special meeting of stockholders duly called and held for such purpose. Unless otherwise restricted by the certificate of incorporation or by law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

         Section F. Compensation of Directors. The board of directors shall have the authority to fix the compensation of directors. The board shall also have the authority to fix the compensation of members of committees of the board. No provision of these bylaws shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                    ARTICLE 4

                      MEETINGS AND COMMITTEES OF THE BOARD

         Section A. First Meeting. Each newly elected board of directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the stockholders, and no notice of such meeting shall be necessary; or the board may meet for such purpose at such place and time as is fixed by the consent in writing of all the directors.

         Section B. Regular Meetings. Regular meetings of the board may be held at such time and place either within or without the State of Delaware and with such notice or without notice as is determined from time to time by the board.

         Section C. Special Meetings. Special meetings of the board may be called by the President or the Chairman of the Board on 24 hours notice to each director, either personally or by mail, telegram or facsimile transmission. Special meetings will be called by the President or the Secretary in like manner and on like notice upon the written request of any director.

         Section D. Quorum and Voting. At all meetings of the board, 1 of the directors will be necessary and sufficient to constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum will be the act of the board of directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these bylaws. If there is only 1 director present at a meeting, the act of that 1 director shall be the act of the board. If there are 2 directors present at a meeting, then the act of both shall constitute the act of the board. If a quorum is not present at any meeting of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

         Section E. Telephone Meetings. The directors may hold their meetings in any manner permitted by law. Without limitation, at any meeting of the board, a member may attend by telephone, radio, television, interactive media or similar means of communication by means of which all participants can hear each other and which permits him to participate in the meeting, and a director so attending will be deemed present at the meeting for all purposes, including the determination of whether a quorum is present.

         Section F. Action by Written Consent. Any action required or permitted to be taken by the board of directors or any committee, if one is established, under applicable statutory provisions, the Certificate of Incorporation, or these bylaws, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the board of directors or committee, as the case may be, and filed with the minutes of the proceedings of the directors or committee, as the case may be.

         Section G. Committees of Directors. The board of directors may, by resolution passed by a majority of the whole board, establish one or more committees. Each committee shall consist of one or more members of the board. Members of committees of the board of directors shall be elected annually by vote of a majority of the board. Presence of a majority of the committee members shall constitute a quorum at committee meetings. A committee may act by a majority vote of its voting members present at a meeting. Each committee shall have and may exercise such of the powers of the board of directors in the management of the business and affairs of the Corporation as may be provided in these bylaws or by resolution of the board of directors. Each committee may authorize the seal of the Corporation to be affixed to any document or instrument. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Meetings of a committee may be called by any member of the committee by written, telegraphic, facsimile or telephonic notice to all members of the committee and shall be at such time and place as shall be stated in the notice of such meeting. Any member of a committee may participate in any meeting of the committee by means of conference telephone or similar communications equipment. In the absence or disqualification of a member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum may, if deemed advisable, unanimously appoint another member of the board to act at the meeting in the place of the disqualified or absent member. Each committee may fix such other rules and procedures governing conduct of its meetings as it shall deem appropriate.

                                    ARTICLE 5

                                     NOTICES

         Section A. Methods of Notice. Whenever any notice is required to be given to any stockholder under the provisions of any statute, the Certificate of Incorporation or these bylaws, it will not be construed to require personal notice, but such notice may be given in writing by mail addressed to such stockholder at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail with postage thereon prepaid.

         Section B. Waiver of Notice. Whenever any notice is required to be given to any stockholder or director under the provisions of any statute, the Certificate of Incorporation or these bylaws, a waiver thereof in writing signed by the person or persons entitled to the notice, whether before or after the time stated therein, will be deemed equivalent to the giving of such notice. Attendance at any meeting will constitute a waiver of notice thereof except as otherwise provided by statute.

                                    ARTICLE 6

                                    OFFICERS

         Section A. Executive Officers. The officers of the Corporation shall consist of Chairman of the Board, President, and Secretary, each of whom shall be elected by the board of directors. The board of directors may also elect a Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Treasurer, one or more Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any two or more offices may be held by the same person, and, except for the Chairman of the Board, none of the officers of the Corporation need be directors.

         Section B. Other Officers and Agents. The board may elect or appoint such other officers, assistant officers and agents as it deems necessary, who will hold their offices for such terms and shall exercise such powers and perform such duties as determined from time to time by the board.

         Section C. Compensation. The compensation of all officers of the Corporation will be fixed by the board of directors except as otherwise directed by the board.

         Section D. Term, Removal and Vacancies. The officers of the Corporation will hold office until their resignation or their successors are chosen and qualify. Any officer, agent or member of any committee elected or appointed by the board of directors may be removed at any time by the board of directors; provided, that such removal shall be without prejudice to the contract rights, if any, of the removed party. If any such office becomes vacant for any reason, the vacancy will be filled by the board of directors.

         Section E. Chairman of the Board. The Chairman of the Board shall preside at meetings of the board of directors and stockholders. The Chairman shall formulate and submit to the board of directors or the executive committee, if any, matters of general policy of the Corporation and shall have such other powers and duties as may from time to time be prescribed by duly adopted resolutions of the board of directors.

         Section F. Chief Executive Officer. The Chief Executive Officer, if one is elected, shall preside at meetings of the board of directors and stockholders if there is no Chairman of the Board or in his absence, and shall supervise and have overall responsibility for the business, administration and operations of the Corporation. In general, he shall perform all duties as from time to time may be assigned to him by the board. He shall from time to time make such reports of the affairs of the Corporation as the board may require.

         Section G. President, Chief Operating Officer, and Chief Financial Officer. The President, the Chief Operating Officer and the Chief Financial Officer shall have such duties as shall be assigned to each from time to time by the Chairman of the Board, the Chief Executive Officer, if one is elected, or the board. During the absence of the Chief Executive Officer, if one is elected, or during his inability to act, the President shall exercise the powers and shall perform the duties of the Chief Executive Officer, subject to the direction of the board of directors. Subject to any limitations imposed on such officers by the board of directors, each such officer shall have the power and authority to take actions necessary for the proper performance of his duties.

         Section H. Vice Presidents. The Vice Presidents, in the order determined by the board, will, in the absence or disability of the President, perform the duties and exercise the powers of the President, and will perform such other duties as the board of directors or President may prescribe.

         Section I. Secretary. The Secretary will attend all meetings of the board of directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and will perform like duties for the standing committees of the board when required. He will give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and will perform such other duties as may be prescribed by the board of directors, the Chief Executive Officer or the President. He will keep in safe custody the seal of the Corporation and, when authorized by the board, affix the seal to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an assistant secretary.

         Section J. Assistant Secretaries. The assistant secretaries in the order determined by the board of directors will perform, in the absence or disability of the Secretary, the duties and exercise the powers of the Secretary and will perform such other duties as the board of directors, the Chief Executive Officer or the President may prescribe.

         Section K. Treasurer. The Treasurer will have the custody of the Corporation's funds and securities and will keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and will deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors. The Treasurer will disburse the funds of the Corporation as may be ordered by the board, and will render to the board of directors, the Chief Executive Officer or the President, whenever they may require it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation.

         Section L. Assistant Treasurers. The Assistant Treasurers in the order determined by the board of directors, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and will perform such other duties as the board of directors, the Chief Executive Officer or the President may prescribe.

                                    ARTICLE 7

                             SHARES AND STOCKHOLDERS

         Section A. Certificates Representing Shares. The certificates representing shares of the Corporation will be numbered and entered in the books of the Corporation as they are issued. They will exhibit the holder's name and number of shares and will be signed by the President or Vice-President and the Secretary or an Assistant Secretary, and will be sealed with the seal of the Corporation or a facsimile thereof. The signature of any such officer may be facsimile if the certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate has ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.

         Section B. Transfer of Shares. Upon surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it will be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Notwithstanding the foregoing, no transfer will be recognized by the Corporation if such transfer would violate federal or state securities laws, the Certificate of Incorporation, or any stockholders agreements which may be in effect at the time of the purported transfer.

         Section C. Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors may provide that the stock transfer books be closed for a stated period not to exceed, in any case, 60 days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books must be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of stockholders, such date, in any case, to be not more than 60 days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, will be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as herein provided, such determination will apply to any adjournment thereof except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

         Section D. Registered Stockholders. The Corporation is entitled to recognize the exclusive right of a person registered on its books as the owner of a share or shares to receive dividends, and to vote as such owner, and for all other purposes; and the Corporation is not bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by the laws of Delaware.

         Section E. Lost Certificate. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representatives, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

         Section F. Fractional Share Interests. The Corporation may, but shall not be required to, issue fractions of a share. If the Corporation does not issue fractions of a share, it shall (a) arrange for the disposition of fractional interests by those entitled thereto, (b) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (c) issue script or warrants in registered form (either represented by a certificate or uncertificated) or bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such script or warrants aggregating a full share. A certificate for a fractional share or an uncertificated fractional share shall, but script or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation. The board of directors may cause script or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing the full shares or uncertificated full shares before a specified date, or subject to the conditions that the shares for which script or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of script or warrants, or subject to any other conditions which the board of directors may impose.

                                    ARTICLE 8

                                     GENERAL

         Section A. Dividends. The board of directors may from time to time declare, and, if so declared, the Corporation shall pay, dividends on its outstanding shares of capital stock in cash, in property, or in its own shares, except when the declaration or payment thereof would be contrary to law or the Certificate of Incorporation or any agreement restricting payment of dividends. Such dividends may be declared at any regular or special meeting of the board, and the declaration and payment will be subject to all applicable provisions of law, the Certificate of Incorporation and these bylaws.

         Section B. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, deem proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors may think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         Section C. Directors' Annual Statement. The board of directors will present at each annual meeting and when called for by vote of the stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the Corporation.

         Section D. Checks. All checks or demands for money and notes of the Corporation will be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

         Section E. Corporate Records. The Corporation will keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders giving the names and addresses of all stockholders and the number and class of shares held by each. All other books and records of the Corporation may be kept at such place or places within or without the State of Delaware as the board of directors may from time to time determine.

         Section F. Seal. The corporate seal will have inscribed thereon the name of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced.

         Section G. Amendment. These bylaws may be altered, amended or repealed or new bylaws may be adopted by the board.

         Section H. Indemnification. Except as otherwise provided in the Certificate of Incorporation, each director, officer and former director or officer of the Corporation, and any person who may have served or who may hereafter serve at the request of the Corporation as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, is hereby indemnified by the Corporation against expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding in which he is made a party by reason of being or having been such director or officer to the fullest extent authorized by the General Corporation Law of the State of Delaware, or any other applicable law as may from time to time be in effect. Such indemnification will not be deemed exclusive of any other rights to which such director, officer or other person may be entitled under any agreement, vote of stockholders, or otherwise. Without limitation, nothing in this section shall limit any indemnification provisions in the Certificate of Incorporation.